IDS LIFE INSURANCE COMPANY

                                POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

Each of the undersigned, as officers and/or directors, respectively, of IDS Life Insurance Company on behalf of the below listed registrants that file registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                               1933 Act          1940 Act
                                                              Reg. Number       Reg. Number
                                                              -----------       -----------
IDS Life Variable Account 10:
IDS Life Flexible Portfolio Annuity (FPA)                     33-62407          811-07355

American Express Retirement
         Advisor Variable Annuity(R) (RAVA)                   333-79311         811-07355

American Express Retirement
         Advisor Variable Annuity(R) (RAVA-B3)                333-79311         811-07355

American Express Retirement
         Advisor Advantage(SM) Variable Annuity-Band 3
         (RAVA ADVANTAGE-B3)                                  333-79311         811-07355

American Express Retirement
         Advisor Advantage(SM)/ Select(SM) Variable
         Annuity (RAVA ADVANTAGE/RAVA SELECT)                 333-79311         811-07355

IDS Life Accounts F, G, H, IZ, JZ, KZ, LZ, MZ, N, PZ, QZ, RZ, SZ and TZ:

IDS Life Flexible Annuity                                     33-4173           811-3217

IDS Life Variable Retirement and Combination
         Retirement Annuities (CRA)                           2-73114           811-3217

IDS Life Employee Benefit Annuity (EBA)                       33-52518          811-3217

IDS Life Group Variable Annuity Contract (GVAC)               33-47302          811-3217

IDS Life Insurance Company:

American Express Flexible Payment Market Value Annuity
     (FP-MVA)                                                 33-50968          N/A

American Express Guaranteed Term Annuity (GTA)                33-28976          N/A

IDS Life Group Variable Annuity Contract
       (GVAC Fixed Account)                                   33-48701          N/A

American Express Portfolio Guaranteed
Term Annuity (PGTA)                                           333-42793         N/A

IDS Life Variable Life Separate Account:

American Express Variable Universal
      Life Insurance(SM) (VUL)                                33-11165          811-4298

American Express Variable Second-To-Die
      Life Insurance(SM) (V2D)                                33-62457          811-4298

American Express Succession Select(SM)
      Variable Life Insurance  (SUCS)                         33-62457          811-4298

American Express  Variable Universal Life III(SM)
        (VUL-3)                                               333-69777         811-4298

IDS Life Single Premium
         Variable Life Insurance Policy (SPVL)                2-97637           811-4298

IDS Life Variable Account for Smith Barney:
     Salomon Smith Barney LifeVest(SM)                        33-5210           811-4652
     (SSB-SPVL)

IDS Life Account SBS
     Symphony Annuity (SYMPHONY)                              33-40779          811-06315

IDS Life Account RE
     Real Estate Variable Annuity (REVA)                      33-13375          N/A

IDS Life Variable Annuity Fund A (Fund A)                     2-29081           811-1653

IDS Life Variable Annuity Fund B (Fund B)                     2-29358           811-1674
Individual (Fund B Individual)
Group (Fund B Group)                                          2-47430           811-1674


hereby constitutes and appoints Eric L. Marhoun, Timothy S. Meehan, Mary Ellyn Minenko, Eileen J. Newhouse, James M. Odland, Teresa J. Rasmussen and H. Bernt von Ohlen or any one of them, as his or her attorney-in-fact and agent, to sign for him or her in his name, place and stead any and all filings, applications (including applications for exemptive relief), periodic reports on Form 10-K, Form 10-Q and Form 8-K required pursuant to provisions of the Securities Exchange Act of 1934, registration statements for existing or future products (with all exhibits and other documents required or desirable in connection therewith), other documents, and amendments thereto and to file such filings, applications, periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary jurisdictions, and grants to any or all of them the full power and authority to do and perform each and every act required, necessary or appropriate in connection therewith.


Dated the 9th day of April, 2002.

/s/  Gumer C. Alvero
---------------------
     Gumer C. Alvero
     Director and Executive Vice President - Annuities


/s/  Timothy V. Bechtold
-------------------------
     Timothy V. Bechtold
     Director and President


/s/  Timothy S. Meehan
---------------------
     Timothy S. Meehan
     Secretary


/s/  Barry J. Murphy
---------------------
     Barry J. Murphy
     Director


/s/  Teresa J. Rasmussen
-------------------------
     Teresa J. Rasmussen
     Vice President and General Counsel


/s/  Stephen W. Roszell
--------------------------
     Stephen W. Roszell
     Director

/s/  John T. Sweeney
--------------------------
     John T. Sweeney
     Director and Executive Vice President - Finance

/s/  Philip C. Wentzel
--------------------------
     Philip C. Wentzel
     Vice President and Controller

/s/  David L. Yowan
--------------------------
     David L. Yowan
     Vice President, Treasurer and
     Assistant Secretary